LightPath Technologies Schedules Second Quarter Conference Call and Announces Preliminary Second Quarter Fiscal 2012 Results

Revenue Grows 6% to $2.67M

Second Quarter Conference Call Scheduled for February 9th at 4:00 PM ET

ORLANDO, Fla., Feb. 2, 2012 /PRNewswire/ -- LightPath Technologies, Inc. (NASDAQ: LPTH) (the "Company", "LightPath" or "we"), a global manufacturer, distributor and integrator of patented optical components and assemblies, announced today its preliminary financial results for the second quarter ended December 31, 2011.

(Logo: http://photos.prnewswire.com/prnh/20120202/FL45310LOGO )

The Company reported preliminary revenue of $2.67 million for the second quarter of fiscal 2012, an increase of 6%, as compared to $2.53 million for the same period last year.

Cash on hand as of December 31, 2011 was approximately $600,000 as compared to approximately $930,000 on June 30, 2011. Backlog scheduled to ship within the next 12 months was $3.83 million as of December 31, 2011, an increase of approximately $550,000 as compared to backlog on December 31, 2010 and a $46,000 decrease as compared to June 30, 2011.

Jim Gaynor, President and CEO of LightPath, stated, "We were able to grow our revenues even though some of our markets continued to be weak during this quarter, industrial tools showed a slight improvement but overall remained soft, telecom remained weak with the impact of the Thailand flooding being felt and several customers delayed bookings controlling inventory levels at year end. Our market diversity has allowed us to continue to grow our revenue with strength in our custom optics and collimator lines."

Mr. Gaynor continued, "Our focus remains to grow our revenue and as we look forward, we believe we have positioned the Company for continued growth and are excited by the opportunities available to us."

LightPath will host a conference call to discuss the Company's financial and operational results for the second quarter ended December 31, 2011. Details of the call are as follows:

Date: Thursday, February 9, 2012
Time: 4:00 PM (ET)
Dial-in Number: 1-877-317-6789
International Dial-in Number: 1-412-317-6789
Webcast http://www.videonewswire.com/event.asp?id=84974

Participants are recommended to dial-in approximately 5 to 10 minutes prior to the start of the call. A replay of the call will be available approximately one hour after completion through, February 16, 2012. To listen to the replay, dial 1-877-344-7529 (within the U.S.) and 1-412-317-1088 (international calls), and enter conference ID # 10009790.

About LightPath Technologies
LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test & measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, the Company does not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies.

Contact:	Dorothy Cipolla, CFO
LightPath Technologies, Inc.
Tel: 407-382-4003 x305
Email: dcipolla@lightpath.com
Web: www.lightpath.com